UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, Ga.  30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

The purpose of this disclosure is to update certain information included in the Winsonic Digital Media Group, Ltd. (the “Company”) Form 10-Q for the quarter ended June 30, 2007, which was filed with the Securities Exchange Commission on August 14, 2007, with respect to the Yalley vs. Winsonic Digital Media Group, Ltd. legal proceeding described in Note 6 to the Financial Statements included therein.  Due to a minor oversight, the Company inadvertently failed to report that the Company has withdrawn, without prejudice to refiling at a later date, the counterclaim it filed in response to the amended complaint Mr. Yalley filed on March 20, 2007. Except as disclosed herein, there has been no significant further action take with respect to this matter since the date of the filing of the Form 10-Q.

Item 8.01Other Events.

Effective August 27, 2007, the Company’s common stock commenced trading on the Over the Counter Bulletin Board under the symbol “WDMG.”  A copy of the Company’s press release, dated August 28, 2007, with respect to the above matter is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release dated August 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:	/s/ Winston Johnson
Winston Johnson
Chairman of the Board and CEO